EXHIBIT 25

                             Marcam Solutions, Inc.

                           Annual Report of Form 10-K

                     Director and Officer Power of Attorney


         The undersigned hereby constitutes and each appoints Jonathan C. Crane and Diane R. Tormey, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities (until revoked in writing) to sign the Annual Report on Form 10-K for the fiscal year ended September 30, 1997, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute, may lawfully do or cause to be done by virtue hereof.

         EXECUTED as of this 4th day of December, 1997.


/s/ Jonathan C, Crane                                  /s/ John Campbell
---------------------                                  -----------------
Jonathan C. Crane                                      John Campbell
Chairman of the Board of Directors, President,         Executive Vice President
Chief Executive Officer and Director                   and Director

/s/ William O. Grabe                                   /s/ Joseph Henson
--------------------                                   -----------------
William O. Grabe                                       Joseph Henson
Director                                               Director

/s/ Richard S. Hickok                                  /s/ Paul A. Margolis
---------------------                                  --------------------
Richard S. Hickok                                      Paul A. Margolis
Director                                               Director


/s/ Michael J. Quinlan                                 /s/ Franchon Smithson
----------------------                                 ---------------------
Michael J. Quinlan                                     Franchon Smithson
Director                                               Director